UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 10, 2016

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)
60523
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(e) On October 10, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of McDonald’s Corporation (the “Company”) approved an increase in the 2017 target award under the Company’s Target Incentive Plan (“TIP”) for Chris Kempczinski, Executive Vice President of Strategy, Business Development and Innovation, to 90% of his December 31, 2017 base salary.  Mr. Kempczinski’s 2016 TIP target was set at 80%.  The Committee determined it was appropriate to increase Mr. Kempczinski's 2017 TIP target in light of his election as President, McDonald’s USA, effective January 1, 2017.

Item 7.01. Regulation FD Disclosure.

On October 13, 2016, McDonald’s Corporation issued an Investor Release announcing strategic charges for the quarter ended September 30, 2016. The Investor Release is furnished as Exhibit 99 and is attached hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99	Investor Release of McDonald's Corporation issued October 13, 2016:
McDonald's Announces Third Quarter Strategic Charges

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	October 14, 2016	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President—Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No. 99	Investor Release of McDonald's Corporation issued October 13, 2016:
McDonald's Announces Third Quarter Strategic Charges